(Real Estate Mortgage) PUGET SOUND ENERGY, INC. TO U.S. BANK NATIONAL ASSOCIATION, Trustee Ninety-Fourth Supplemental Indenture Dated as of April 29, 2015 Relating to First Mortgage Bonds Supplemental to Indenture dated as of June 2, 1924, as supplemented and modified (NOT PART OF INDENTURE) Exhibit 4.8

ANY WRITING, TEXT, INITIALS, REVISIONS OR NOTARY SEAL APPEARING OUTSIDE THESE MARGINS MAY DISQUALIFY THIS DOCUMENT FOR RECORDING THIS NINETY-FOURTH SUPPLEMENTAL INDENTURE, made as of the 29th day of April, 2015, by and between Puget Sound Energy, Inc., formerly Puget Sound Power & Light Company, a corporation duly organized and existing under and by virtue of the laws of the State of Washington (hereinafter sometimes called the "Company"), party of the first part, and U.S. Bank National Association, a national banking association with a principal corporate trust office at 100 Wall Street, Suite 1600, in the city ofNew York and State of New York 10005 (successor to Old Colony Trust Company) (hereinafter sometimes called the "Trustee"), as Trustee under the First Mortgage (originally, and before modification thereof by certain supplemental indentures, called "First and Refunding Mortgage") from Puget Sound Power & Light Company, a Massachusetts corporation (hereinafter sometimes called the "Predecessor Company"), dated as of June 2, 1924 (said Mortgage being hereinafter sometimes called the "Original Mortgage"), as supplemented and modified by all indentures supplemental thereto heretofore executed and delivered, party of the second part; WITNESSETH: that WHEREAS, the Predecessor Company did by the Original Mortgage, filed for record in the offices of the Auditors of the Counties of Chelan, Clallam, Cowlitz, Douglas, Grant, Grays Harbor, Island, Jefferson, King, Kitsap, Kittitas, Lewis, Mason, Pacific, Pierce, Skagit, Snohomish, Thurston and Whatcom, all in the State of Washington, and left on file as a chattel mortgage in each of said counties, convey and pledge certain property therein described to Old Colony Trust Company, as Trustee, to be held upon the trusts expressed in the Original Mortgage to equally secure an unlimited authorized amount of mortgage bonds (therein and herein called the "Bonds") issued or to be issued in one or more series, all as more fully provided in the Original Mortgage; and WHEREAS, the Predecessor Company, prior to September 1, 1954, had executed and _ delivered to the Trustee thirty-nine supplemental indentures, supplementing and in certain respects modifying the Original Mortgage and providing for the execution, certification and delivery of Bonds of various series from time to time pursuant thereto (which Original Mortgage, as so supplemented and modified, is therein and herein sometimes called the "First Mortgage"); and WHEREAS, the Predecessor Company executed and delivered to the Trustee a Fortieth Supplemental Indenture, dated as of September 1, 1954, which Supplemental Indenture is divided into two parts, designated as Part I and Part II, and Part I thereof provided for the establishment and the execution, certification and delivery initially of Twenty-Five Million Dollars ($25,000,000) principal amount of a series of Bonds, designated as First Mortgage Bonds, 3-1/2% Series due 1984, and contained certain covenants, NINETY-FOURTH SUPPLEMENTAL INDENTURE PAGE I

ANY WRITING, TEXT, INITIALS, REVISIONS OR NOTARY SEAL APPEARING OUTSIDE THESE MARGINS MAY DISQUALIFY THIS DOCUMENT FOR RECORDING restrictions, conditions and provisions affecting, and provided for certain modifications of, . the First Mortgage (the First Mortgage, as so supplemented and modified by said Part I, being sometimes in said Fortieth Supplemental Indenture and herein called the "Revised First Mortgage") and Part II thereof provided for modifications of the Revised First Mortgage as therein set forth, which modifications became effective on October 20, 1955 (the Revised First Mortgage as so modified by Part II of the Fortieth Supplemental Indenture as heretofore, hereby, and hereafter supplemented and modified being sometimes in said Part II and herein called the "Indenture" and references herein to Sections, Articles or other provisions of the Indenture being to the revised or modified provisions thereof as set forth in Part II of the Fortieth Supplemental Indenture); and WHEREAS, the Predecessor Company has heretofore executed and delivered to the Trustee a Forty-First Supplemental Indenture dated as of December 1, 1954, a Forty-Second Supplemental Indenture dated as of July 1, 1957, a Forty-Third Supplemental Indenture dated as of May 1, 1958, a Forty-Fourth Supplemental Indenture dated as ofNovember·l, 1959, and a Forty-Fifth Supplemental Indenture dated as of April 1, 1960, all of which mortgaged, pledged, assigned, conveyed and transferred to the Trustee and subjected to the lien of the Indenture additional property acquired or constructed, and betterments, improvements and additions made to the mortgaged property, since the execution and delivery of the Fortieth Supplemental Indenture; and WHEREAS, the Company has executed and delivered to the Trustee a Forty-Sixth Supplemental Indenture dated as of November 10, 1960, whereby the Company has succeeded to the Predecessor Company with the same effect as if the Company had been named in the Indenture as the mortgagor company and in the Bonds and coupons as the obligor thereon or maker thereof, and the Predecessor Company merged into the Company on November 16, 1960, whereupon the Company acquired all the property, real, personal or mixed, including all rights, privileges, easements, licenses and franchises, described in the Indenture and thereby conveyed and mortgaged or intended so to be, including also all such property acquired by the Predecessor Company since the execution and delivery of the Original Mortgage, which by the terms of the Indenture is subjected or intended to be subjected to the lien thereof; and WHEREAS, the Company has executed and delivered to the Trustee the supplemental indentures set forth herein: Supplemental Indenture Forty-Seventh Supplemental Indenture Forty-Eighth Supplemental Indenture NINETY-FOURTH SUPPLEMENTAL INDENTURE Dated as of February 1, 1961 November 1, 1963 PAGE2

ANY WRITING, TEXT, INITIALS, REVISIONS OR NOTARY SEAL APPEARING OUTSIDE THESE MARGINS MAY DISQUALIFY THIS DOCUMENT FOR RECORDING Forty-Ninth Supplemental Indenture Fiftieth Supplemental Indenture Fifty-First Supplemental Indenture Fifty-Second Supplemental Indenture Fifty-Third Supplemental Indenture Fifty-Fourth Supplemental Indenture Fifty-Fifth Supplemental Indenture Fifty-Sixth Supplemental Indenture Fifty-Seventh Supplemental Indenture Fifty-Eighth Supplemental Indenture Fifty-Ninth Supplemental Indenture Sixtieth Supplemental Indenture Sixty-First Supplemental Indenture Sixty-Second Supplemental Indenture Sixty-Third Supplemental Indenture Sixty-Fourth Supplemental Indenture Sixty-Fifth Supplemental Indenture Sixty-Sixth Supplemental Indenture Sixty-Seventh Supplemental Indenture Sixty-Eighth Supplemental Indenture Sixty-Ninth Supplemental Indenture Seventieth Supplemental Indenture Seventy-First Supplemental Indenture Seventy-Second Supplemental Indenture Seventy-Third Supplemental Indenture Seventy-Fourth Supplemental Indenture Seventy-Fifth Supplemental Indenture Seventy-Sixth Supplemental Indenture Seventy-Seventh Supplemental Indenture Seventy-Eight Supplemental Indenture Seventy-Ninth Supplemental Indenture Eightieth Supplemental Indenture Eighty-First Supplemental Indenture Eighty-Second Supplemental Indenture Eighty-Third Supplemental Indenture Eighty-Fourth Supplemental Indenture Eighty-Fifth Supplemental Indenture Eighty-Sixth Supplemental Indenture Eighty-Seventh Supplemental Indenture NINETY-FOURTH SUPPLEMENTAL INDENTURE May 1, 1964 January 1, 1966 June 1, 1967 February 1, 1969 July 1, 1970 October 1, 1972 March 1, 1974 November 1, 1974 August 1, 1975 October 1, 1976 July 1, 1978 December 1, 1979 December 1, 1981 July 1, 1984 January 1, 1986 April 1, 1986 April 1, 1986 August 1, 1986 November 1, 1986 September 1, 1987 February 1, 1990 October 1, 1990 May 1, 1991 August 1, 1991 March 1, 1992 Octo her 1, 1992 April 1, 1993 December 1, 1997 March 1, 1999 October 1, 2000 May 1, 2003 April 30, 2004 March 1, 2005 April 27, 2005 April 28, 2006 September 1, 2006 April 27, 2007 April 29, 2008 April 29, 2009 PAGE3

ANY WRITING, TEXT, INITIALS, REVISIONS OR NOTARY SEAL APPEARING OUTSIDE THESE MARGINS MAY DISQUALIFY THIS DOCUMENT FOR RECORDING

Eighty-Eighth Supplemental Indenture	April 28, 2010
Eighty-Ninth Supplemental Indenture	April 26, 2011
Ninetieth Supplemental Indenture	April 30, 2012
Ninety-First Supplemental Indenture	April 30, 2013
Ninety-Second Supplemental Indenture	May 1, 2013
Ninety-Third Supplemental Indenture	April 29, 2014

WHEREAS, all Bonds of any series heretofore executed, authenticated and delivered pursuant to the Original Mortgage, as from time to time supplemented and modified, have been retired and canceled or payment duly and irrevocably provided for, except for the series set forth herein:

Principal Amount of Bonds	Series
Three Hundred Million Dollars ($300,000,000)	First Mortgage Bonds, Pledged Series A due December 1, 2027
Two Hundred Million Dollars ($200,000,000)	First Mortgage Bonds, Pledged Series A due June 15, 2018
One Hundred Million Dollars ($100,000,000)	First Mortgage Bonds, Pledged Series B due March 9, 2029
One Hundred Thirty-Eight Million Four Hundred Sixty Thousand Dollars ($138,460,000)	3.90% 2013A Series II Pledged First Mortgage Bonds due March 1, 2031
Twenty-Three Million Four Hundred Thousand Dollars ($23,400,000)	4.00% 2013B Series II Pledged First Mortgage Bonds due March 1, 2031
Two Hundred Fifty Million Dollars ($250,000,000)	5.483% Pledged First Mortgage Bonds due June 1, 2035
One Hundred Fifty Million Dollars ($150,000,000)	5.197% Pledged First Mortgage Bonds due October 1, 2015

NINETY-FOURTH SUPPLEMENTAL INDENTURE PAGE 4

ANY WRITING, TEXT, INITIALS, REVISIONS OR NOTARY SEAL APPEARING OUTSIDE THESE MARGINS MAY DISQUALIFY THIS DOCUMENT FOR RECORDING Principal Amount of Bonds Three Hundred Million Dollars ($300,000,000) Two Hundred Fifty Million Dollars ($250,000,000) Three Hundred Fifty Million Dollars ($350,000,000) Three Hundred Million Dollars ($300,000,000) Two Hundred Fifty Million Dollars ($250,000,000) Forty-Five Million Dollars ($45,000,000) 6.274% Pledged First Mortgage Bonds due March 15, 2037 6.750% Pledged First Mortgage Bonds due January 15, 2016 5.757% Pledged First Mortgage Bonds due October 1, 2039 5.638% Pledged First Mortgage Bonds due April 15, 2041 4.434% Pledged First Mortgage Bonds due November 15, 2041 4. 70% Pledged First Mortgage Bonds due November 15, 2051 which Bonds are now outstanding and constitute the only Bonds of the Company outstanding under the Indenture; and WHEREAS, effective as of the opening of business on January 4, 1971, The First National Bank of Boston succeeded Old Colony Trust Company as Trustee under the Indenture by reason of the merger of Old Colony Trust Company into The First National Bank of Boston; and WHEREAS, effective as of October 2, 1995, State Street Bank and Trust Company succeeded The First National Bank of Boston as Trustee under the Indenture; and WHEREAS, effective as of February 15, 2003, U.S. Bank National Association succeeded State Street Bank and Trust Company as Trustee under the Indenture; and WHEREAS, the Company has entered into an Indenture (the "Debenture Indenture") dated as of December 1, 1997 with U.S. Bank National Association (as successor to State Street Bank and Trust Company) as trustee (in such capacity, the "Debenture Indenture Trustee") pursuant to which the Company proposes to issue from time to time its Senior Notes (the "Senior Notes") and the Company has agreed to make certain payments to the NINETY-FOURTH SUPPLEMENTAL INDENTURE PAGES

ANY WRITING, TEXT, INITIALS, REVISIONS OR NOTARY SEAL APPEARING OUTSIDE THESE MARGINS MAY DISQUALIFY THIS DOCUMENT FOR RECORDING Debenture Indenture Trustee in respect of the principal of, premium, if any, and interest on such Senior Notes; and WHEREAS, the Company desires to execute and deliver this Ninety-Fourth Supplemental Indenture, in accordance with the provisions of the Indenture, for the purpose of confirming the lien of the Indenture on certain property acquired or constructed by the Company since the execution and delivery of the Original Mortgage and on certain betterments, improvements and additions made by the Company to property previously described in the Indenture. NOW, THEREFORE, WITNESSETH, that, pursuant to and in execution of the powers, authorities and obligations conferred, imposed and reserved in the Indenture, and pursuant to and in execution of every other power, authority and obligation thereto appertaining and/or enabling, in order to secure the payment of the principal of, and the premium, if any, and interest on, the Bonds issued and to be issued under the Indenture, and secured thereby and hereby at any time outstanding according to their tenor and effect, and the performance of all the covenants and conditions therein and herein and in said Bonds contained, and for the purpose of confirming the lien of the Indenture, said Puget Sound Energy, Inc., organized and existing under the laws of the State of Washington, in consideration of the premises and of One Dollar ($1.00) and other good and valuable consideration to it duly paid by the Trustee, at or before the execution and delivery of these presents, the receipt whereof is hereby acknowledged, has granted, bargained, sold, conveyed, transferred, assigned, remised, released, mortgaged, set over and confirmed and by these presents does grant, bargain, sell, convey, transfer, assign, remise, release, mortgage, set over and confirm unto U.S. Bank National Association, as Trustee, and to its successor or successors in the trust created by the Indenture, and to said Trustee and its assigns forever, for the uses and purposes created by the Indenture, all property, real, personal or mixed, including all rights, privileges, easements, licenses and franchises, described in the Indenture and thereby conveyed and mortgaged or intended so to be, including also all such property acquired by the Company since the execution and delivery of the Original Mortgage, which by the terms of the Indenture is subjected or intended to be subjected to the lien thereof, and including also all such property as the Company may hereafter acquire which by the terms of the Indenture is subjected or intended to be subjected to the lien thereof, excepting from the foregoing, however, all property included within the foregoing general description, whether now owned or hereafter acquired, which by the provisions of the Indenture is excepted or to be excepted from the conveyance and lien of the Indenture, or which has heretofore been released from the lien of the Indenture or otherwise disposed ofby the Company free from the lien of the Indenture in accordance with the provisions thereof: NINETY-FOURTH SUPPLEMENTAL INDENTURE PAGE 6

ANY WRITING, TEXT, INITIALS, REVISIONS OR NOTARY SEAL APPEARING OUTSIDE THESE MARGINS MAY DISQUALIFY THIS DOCUMENT FOR RECORDING INCLUDING NEVERTHELESS in the property hereby conveyed and confirmed to the Trustee (without limiting the generality of the foregoing general description of such property and without prejudice to the conveyance and confirmance of all such property by such general description) the following: All property, real, personal or mixed, together with all buildings or improvements thereon and the appurtenances thereto, located in the State of Washington and described below or conveyed to the Company by the deeds listed on the list of properties and deeds below, to which deeds and the records thereof in the County Auditor's office of the respective counties in the State of Washington below stated (in all cases where said deeds and/or records are below specified) reference is hereby made for a more particular description of the property hereby conveyed and confirmed to the Trustee and its respective successor or successors and assigns as aforesaid, to wit: NINETY-FOURTH SUPPLEMENTAL INDENTURE PAGE 7

ANY WRITING, TEXT, INITIALS, REVISIONS OR NOTARY SEAL APPEARING OUTSIDE THESE MARGINS MAY DISQUALIFY THIS DOCUMENT FOR RECORDING List of Real Estate in the State of Washington Acquired by Puget Sound Energy, Inc. to Date, and Not Heretofore Specifically Described in Any Prior Supplemental Indenture** IN SKAGIT COUNTY, WASHINGTON: Document: Statutory Warranty Deed from Goodyear Nelson Hardwood Lumber Company, Inc., a Washington corporation to Puget Sound Energy, Inc., a Washington corporation, Skagit County Auditor File No. 201411260079. Legal Description: PARCEL A: The south 40 rods of Government Lot 1 of Section 4, Township 35 North, Range 8 East, W.M.; EXCEPT that portion thereof, if any, lying within the North 40 rods of said Government Lot 1. PARCELB: Government Lot 2 of Section 4, Township 35 North, Range 8 East, W.M.; EXCEPT the north 20 rods thereof; PARCEL C: The North Half of the South Half of the Northeast Quarter of Section 4, Township 35 North, Range 8 East, W.M.; EXCEPT that portion thereoflying within the County road right-of-way known as the Burpee Hill Road. Situate in the County of Skagit, State of Washington. Tax Parcel Nos.: P43385 and P43375 ** All numbers in the row following the designation "Township," indicate townships north of the Willamette Base Line, and the Letters "E" and "W" in the row following the designation "Range," indicate east or west, as the case may be, of the Willamette Meridian. NINETY-FOURTH SUPPLEMENTAL INDENTURE PAGE 8

ANY WRITING, TEXT, INITIALS, REVISIONS OR NOTARY SEAL APPEARING OUTSIDE THESE MARGINS MAY DISQUALIFY THIS DOCUMENT FOR RECORDING ARTICLE ONE MISCELLANEOUS SECTION 1.01 This Ninety-Fourth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture, and shall form a part thereof, and the Indenture, as hereby supplemented and modified, is hereby confirmed. Except to the extent inconsistent with the express terms hereof, all the provisions, terms, covenants, and conditions of the Indenture shall be applicable to the Bonds of the New Series to the same extent as if specifically set forth herein. SECTION 1.02 The Trustee has accepted the amendment of the Indenture effected by this Ninety Fourth Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect of any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, or for or with respect to (a) the validity or sufficiency of this Ninety-Fourth Supplemental Indenture or any of the terms or provisions hereof, (b) the proper authorization hereof by the Company by corporate action or otherwise, and (c) the due execution hereof by the Company. SECTION 1.03 The Company covenants that it is lawfully seized and possessed of all the trust estate at the date of the execution of the Ninety-Fourth Supplemental Indenture except as in the Indenture otherwise stated or permitted; that on said date the trust estate is free and clear from all liens and encumbrances other than permitted encumbrances, except as in the Indenture otherwise stated or permitted; that the Company will warrant and forever defend the trust estate and the title thereto to the Trustee against the claims of all persons whomsoever except as in the Indenture otherwise stated or permitted; that it will maintain and preserve the lien of the Indenture, as a first mortgage lien, except as in the Indenture otherwise stated or permitted so long as any of the Bonds issued under the Indenture are outstanding; and that it has good right and lawful authority to subject said property to the lien . of the Indenture, as provided in and by the Indenture. NINETY-FOURTH SUPPLEMENTAL INDENTURE PAGE9

ANY WRITING, TEXT, INITIALS, REVISIONS OR NOTARY SEAL APPEARING OUTSIDE THESE MARGINS MAY DISQUALIFY THIS DOCUMENT FOR RECORDING SECTION 1.04 This Ninety-Fourth Supplemental Indenture may be executed in several counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts, or as many of them as the Company and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument. SECTION 1.05 Although this Ninety-Fourth Supplemental Indenture is dated for convenience and for the purpose ofreference as of April 29, 2015, the actual date or dates of execution by the Company are as indicated by the acknowledgment(s) hereto annexed. [The remainder of this page intentionally left blank] NINETY-FOURTH SUPPLEMENTAL INDENTURE PAGE 10

ANY WRITING, TEXT, INITIALS, REVISIONS OR NOTARY SEAL APPEARlNG OUTSIDE THESE MARGINS MAY DISQUALIFY THIS DOCUMENT FOR RECORDING IN WITNESS WHEREOF, Puget Sound Energy, Inc. has caused this Ninety-Fourth Supplemental Indenture to be signed in its corporate name and behalf by its President or one of its Vice Presidents or its Treasurer or an Assistant Treasurer and attested by its Secretary or an Assistant Secretary, all on April 29, 2015, but as of the day and year first above written. NINETY-FOURTH SUPPLEMENTAL INDENTURE PAGE II PUGET SOUND ENERGY, INC. By /s/ Brandon Lohse Brandon Lohse Corporate Treasurer Attest: /s/ Samuel S. Osborne Samuel S. Osborne Assistant Secretary

ANY WRITING, TEXT, INITIALS, REVISIONS OR NOTARY SEAL APPEARING OUTSIDE THESE MARGINS MAY DISQUALIFY THIS DOCUMENT FOR RECORDING STATE OF WASHING TON ) ) ss. COUNTY OF KING ) On this 29th day of April, 2015, before me personally appeared Brandon Lohse to me known to be the Corporate Treasurer of PUGET SOUND ENERGY, INC., the corporation that executed the within and foregoing instrument and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute and attest said instrument, and that the seal affixed is the corporate seal of said corporation. IN WITNESS THEREOF I have hereunto set my hand and affixed my official seal the day and year first above written. NINETY-FOURTH SUPPLEMENTAL INDENTURE PAGEI2 (NOTARIAL SEAL) /s/ Corinne Scowcroft Notary Name: Corinne Scowcroft Notary Public for the State of Washington Residing at Kirkland, WA My commission expires 12/30/18

ANY WRITING, TEXT, INITIALS, REVISIONS OR NOTARY SEAL APPEARING OUTSIDE THESE MARGINS MAY DISQUALIFY THIS DOCUMENT FOR RECORDING STATE OF WASHINGTON ) ) ss. COUNTY OF KING ) On this 29th day of April, 2015, before me personally appeared Samuel S. Osborne to me known to be the Assistant Secretary of PUGET SOUND ENERGY, INC., the corporation that executed the within and foregoing instrument and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute and attest said instrument, and that the seal affixed is the corporate seal of said corporation. IN WITNESS THEREOF I have hereunto set my hand and affixed my official seal the day and year first above written. NINETY-FOURTH SUPPLEMENTAL INDENTURE PAGE 13 (NOTARIAL SEAL) /s/ Corinne Scowcroft Notary Name: Corinne Scowcroft Notary Public for the State of Washington Residing at Kirkland, WA My commission expires 12/30/18